                                                                    Exhibit 10.4

                             AMENDED AND RESTATED
                      JAFRA COSMETICS INTERNATIONAL, INC.
                             STOCK INCENTIVE PLAN
              ---------------------------------------------------



                              Section 1.  Purpose
                              -------------------



          The purpose of this Amended and Restated Jafra Cosmetics International, Inc. Stock Incentive Plan is to foster and promote the long-term financial success of the Company and the Subsidiaries and to increase materially stockholder value by (a) motivating superior performance by participants in the
                      -
Plan, (b) providing participants in the Plan with an ownership interest in CDRJ
       -
Investments (Lux) S.A., a Luxembourg societe anoyme and of which the Company is an indirect wholly owned subsidiary, and (c) enabling the Company and the
                                          -
Subsidiaries to attract and retain the services of an outstanding management team upon whose judgment, interest and special effort the successful conduct of its operations is largely dependent.



                              Section 2.  Definitions
                              -----------------------



          2.1.  Definitions.  Whenever used herein, the following terms shall
                -----------
have the respective meanings set forth below:

          (a) "Affiliate" means, with respect to any person, any other person controlled by, controlling or under common control with such person.

          (b) "Acquisition Agreement" means the Acquisition Agreement, dated as of January 26, 1998, by and among CDRJ Holding Company, a Cayman Islands exempt company, Holding, The Gillette Company and the other parties thereto, as amended.

          (c) "Applicable Share Valuation" means, as of any date of determination, the annual valuation of the Common Stock performed as of the last day of the last Fiscal Year ending prior to such date of determination by an independent valuation firm chosen by the Board, except that, in the case of a date of determination occurring during the fourth fiscal quarter of any Fiscal Year beginning with the fourth quarter of the 1998 Fiscal Year, the term "Applicable Share Valuation" shall mean the annual valuation of the Common Stock performed as of the last day of such fourth fiscal quarter by an independent valuation firm chosen by the Holding Board. Such annual valuations shall be performed as promptly as practicable following the end of each Fiscal Year, beginning with the 1998 Fiscal Year.

          (d) "Award Agreement" means the agreement evidencing the grant of any Incentive Award under the Plan, including a Subscription Agreement and an Option Agreement.

          (e)  "Board" means the Board of Directors of the Company.

          (f) "CD&R Fund" means the Clayton, Dubilier & Rice Fund V Limited Partnership, a Cayman Islands exempted limited partnership, and any successor investment vehicle managed by Clayton, Dubilier & Rice, Inc.

          (g)  "Cause" shall mean (i) the continued and willful failure of the
                                   -
     Participant substantially to perform the duties of his or her employment for any member of the CDRJ Group (other than any such failure due to the Participant's physical or mental illness) after a demand for substantial performance has been delivered in writing to the Participant by the executive to whom the Participant reports or by the Board, which demand identifies the manner in which such executive or the Board, as the case may be, believes that the Participant has not substantially performed such duties, (ii) the Participant's engaging in willful and serious misconduct
              --
     that has caused or is reasonably expected to result in material injury to Holding or any of its Subsidiaries or Affiliates, (iii) the Participant's
                                                        ---
     conviction of, or entering a plea of guilty or nolo contendere to, a crime
                                                    ---- ----------
     that constitutes a felony or (iv) the material breach by the Participant of
                                   --
     any of his or her obligations hereunder or under any other written agreement or covenant with Holding or any of its Subsidiaries or Affiliates; provided that in the event that the Participant is employed by
                 --------
     Holding or any of its Subsidiaries or Affiliates under an effective employment agreement on the date of determination and such employment agreement contains a different definition of Cause, the definition of Cause contained in such employment agreement shall be substituted for the definition set forth above for all purposes hereunder.

          (h)  "CDRJ Group" means Holding and its subsidiaries.

          (i) "CDRJ North Atlantic" means CDRJ North Atlantic (Lux) Sarl, a wholly-owned subsidiary of Holding, and of which the Company is a wholly-owned subsidiary.

          (j) "Change in Control" means, with respect to Holding, CDRJ North Atlantic or the Company, the first to occur after the date hereof of the following events:

               (i) the acquisition by any person, entity or "group" (as defined in section 13(d) of the Exchange Act) (other than (x) any member of
                                                             -
          the CDRJ Group, (y) any employee benefit plan of any member of the
                           -
          CDRJ Group, or (z) the CD&R Fund or any Affiliate of the CD&R Fund)
                          -
          through one transaction or a series of related transactions of 50% or more of the combined voting power of the then outstanding voting securities of Holding, CDRJ North Atlantic or the Company, as the case may be;

               (ii) the merger or consolidation of Holding, CDRJ North Atlantic or the Company as a result of which persons who were stockholders of Holding CDRJ North Atlantic or the Company, as the case may be, immediately prior to such merger or consolidation, do not, immediately thereafter, own, directly or indirectly, more than 50% of the combined voting power entitled to vote generally in the election of directors of the merged or consolidated company;

               (iii) the liquidation or dissolution of Holding, CDRJ North Atlantic or the Company (other than a dissolution occurring upon a merger or consolidation thereof) other than a liquidation of CDRJ North Atlantic or the Company, as the case may be, into Holding or a Subsidiary thereof or a liquidation or dissolution that is incident to a Reorganization; and

               (iv) the sale, transfer or other disposition of all or substantially all of the assets of Holding, CDRJ North Atlantic or the Company through one transaction or a series of related transactions to one or more persons or entities that are not, immediately prior to such sale, transfer or other disposition, Affiliates of Holding or the CD&R Fund.

          (k) "Change in Control Price" means the price per share of Common Stock paid in conjunction with any transaction resulting in a Change in Control (as determined in good faith by the Holding Board if any part of such price is payable other than in cash).

          (l) "Committee" means the Compensation Committee of the Board (or such other committee of the Board which shall have jurisdiction over the compensation of officers).

          (m) "Common Stock" means the Class A voting shares, par value $2.00 per share, of Holding.

          (n) "Company" means Jafra Cosmetics International, Inc., a Delaware corporation.

          (o) "Disability" means a physical or mental disability or infirmity that prevents the performance of the Participant's employment-related duties lasting (or likely to last, based on competent medical evidence presented to the Board) for a period of six months or longer. The Board's reasoned and good faith judgment as to Disability shall be final and shall be based on such competent medical evidence as shall be presented to it by the Participant or by any physician or group of physicians or other competent medical expert employed by the Participant or Holding to advise the Board; provided that in the event that the Participant is employed by
                --------
     Holding or any of its Subsidiaries or Affiliates under an effective employment agreement on the date of determination and such employment agreement contains a different definition of Disability, the definition of Disability contained in such employment agreement shall be substituted for the definition set forth above for all purposes hereunder.

          (p) "EBITDA", for any period, shall, unless otherwise provided in an Award Agreement, have the meaning assigned to such term in the Credit Agreement, dated as of April 30, 1998, among the Company, the other borrowers party thereto, Credit Suisse First Boston, as administrative agent, and the lenders party thereto from time to time, as the same may be amended from time to time.

          (q)  "Effective Date" means _______, 1998.

          (r) "Employee" means any executive officer or other key management employee of the Company or a Subsidiary.

          (s) "Extraordinary Termination" means, unless otherwise provided in the Option Agreement, a termination of a Participant's employment with a member of the CDRJ Group by reason of the Participant's death, Disability or Retirement.

          (t) "Fair Market Value"shall mean, as of any date, the fair market value on such date of a share of Common Stock as determined in good faith by the Holding Board. In making a determination of Fair Market Value, the Holding Board shall give due consideration to such factors as it deems appropriate, including, without limitation, the earnings and certain other financial and operating information of Holding and its Subsidiaries in recent periods, the potential value of Holding and its Subsidiaries as a whole, the future prospects of Holding and its Subsidiaries and the industries in which they compete, the history and management of Holding and its Subsidiaries, the general condition of the securities markets, the fair market value of securities of companies engaged in businesses similar to those of Holding and its Subsidiaries and the Applicable Share Valuation. The determination of Fair Market Value will not give effect to any restrictions on transfer of the shares of Common Stock or the fact that such Common Stock would represent a minority interest in Holding. Notwithstanding the foregoing, following a Public Offering, Fair Market Value shall mean the average of the high and low trading prices for a share of Common Stock on the primary national exchange (including Nasdaq) on which the Common Stock is then traded on the trading day immediately preceding the date as of which such Fair Market Value is determined.

          (u) "Holding" means CDRJ Investments (Lux) S.A., a Luxembourg societe anoyme, and any successor thereto.

          (v)  "Holding Board" means the Board of Directors of Holding.

          (w) "Incentive Award" means an award of Options under the Plan or the right to purchase Common Stock pursuant to Article VIII of the Plan.

          (x) "New Employer" means a Participant's employer, or the parent or a subsidiary of such employer, immediately following a Change in Control.

          (y) "Option" means the right granted to a Participant under the Plan to purchase a stated number of shares of Common Stock from the Company at a stated price, not less than Fair Market Value on the date of grant, for a specified period of time.

          (z) "Option Agreement" means a management stock option agreement between the Company and the Participant setting forth the terms and conditions of any Options granted hereunder, which agreement shall, unless the Board otherwise determines, be substantially in the form attached hereto as Exhibit A.

          (aa) "Participant" means any Employee designated by the Board to participate in the Plan.

          (bb) "Performance Option" means an Option granted pursuant to the Plan which vests in accordance with the provisions of Section 6.3(b) based upon the financial performance of Holding and/or the Subsidiaries.

          (cc) "Plan" means this Amended and Restated Jafra Cosmetics International Stock Incentive Plan, as the same may be amended from time to time.

          (dd) "Public Offering" means the first day as of which sales of Common Stock are made to the public in the United States pursuant to an underwritten public offering of the Common Stock led by one or more underwriters at least one of which is an underwriter of nationally recognized standing.

          (ee) "Registration and Participation Agreement" means the Registration and Participation Agreement, dated as of April 30, 1998, among Holding and certain stockholders of Holding, as the same may be amended from time to time.

          (ff) "Reorganization" means a reincorporation of Holding in another jurisdiction, whether through a merger with or into another entity, a transfer of substantially all of its assets to another entity or other transactions having a similar result.

          (gg) "Retirement" means a Participant's retirement from active employment with Holding and the Subsidiaries at or after age 65.

          (hh) "Service Option" means an Option granted pursuant to the Plan which vests in accordance with the provisions of Section 6.3(a) based upon a Participant's completion of service.

          (ii) "Subscription Agreement" means the management stock subscription agreement entered into by Holding and a Participant setting forth the terms and conditions of any purchase of Common Stock by such Participant under the Plan which agreement shall be substantially in the form attached hereto as Exhibit B, unless the Board, in consultation with the Holding Board, determines otherwise.

          (jj) "Subsidiary" means any corporation or other person, a majority of whose outstanding voting securities or other equity interests is owned, directly or indirectly, by Holding.

          2.2.  Gender and Number.  Except when otherwise indicated by the
                -----------------
context, words in the masculine gender used in the Plan shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.

                   Section 3.  Eligibility and Participation
                   -----------------------------------------



          Participants in the Plan shall be those Employees selected by the Board, in consultation with the Holding Board, to participate in the Plan from time to time. The selection of an Employee as a Participant shall neither entitle such Employee to nor disqualify such Employee from participation in any other award or incentive plan.



                        Section 4.  Powers of the Board
                        -------------------------------



          4.1. Power to Grant and Establish Terms of Awards.  The Board shall,
               --------------------------------------------
subject to the terms of the Plan, determine the Participants to whom Incentive Awards shall be granted and the terms and conditions of such Incentive Awards, provided that nothing in the Plan shall limit the right of members of the Board who are Employees to receive Incentive Awards hereunder.

          4.2.  Administration.  The Board shall be responsible for the
                --------------
administration of the Plan. Any authority exercised by the Board under the Plan shall be exercised by the Board in its sole discretion. The Board, by majority action thereof, is authorized to prescribe, amend and rescind rules and regulations relating to the administration of the Plan, to provide for conditions and assurances deemed necessary or advisable to protect the interests of Holding and the Subsidiaries, and to make all other determinations necessary or advisable for the administration and interpretation of the Plan or to carry out its provisions and purposes. Determinations, interpretations or other actions made or taken by the Board pursuant to the provisions of the Plan shall be final, binding and conclusive for all purposes and upon all persons.

          4.3  Delegation by the Board.  Except as provided in an Option
               -----------------------
Agreement, all of the powers, duties and responsibilities of the Board specified in the Plan may, to the full extent permitted by applicable law, be exercised and performed by the Committee or any other duly constituted committee of the Board, in any such case, to the extent authorized by the Board to exercise and perform such powers, duties and responsibilities.



                       Section 5.  Stock Subject to Plan
                       ---------------------------------



          5.1.  Number.  Subject to the provisions of Section 5.3, the maximum
                ------
number shares of Common Stock subject to Incentive Awards under the Plan (including shares that become available for grant pursuant to Section 5.2) may not exceed, in the aggregate, 158,204 shares (the "Total Authorized Shares").
Up to one-third of the Total Authorized Shares may be purchased by Participants pursuant to Section 7 and up to two-thirds of the Total Authorized Shares may be subject to Options granted pursuant to Section 6. The shares to be delivered under the Plan (other than shares purchased by the Participant directly from Holding pursuant to Section 7) shall be purchased by the Company from Holding pursuant to the Warrant Agreement, dated as of April 30, 1998, as amended between the Company and Holding (the "Holding Warrant"), which shares may consist, in whole or in part, of Common Stock held in treasury or authorized but unissued shares of Common Stock, not reserved for any other purpose.

          5.2.  Canceled, Terminated or Forfeited Awards.  Any shares of Common
                ----------------------------------------
Stock subject to any portion of an Incentive Award which for any reason expires, or is canceled, terminated, forfeited or otherwise settled without the issuance of such shares of Common Stock, shall again be available for award under the Plan, subject to the maximum limitation specified in Section 5.1.

          5.3.  Adjustment in Capitalization.  The number and class of Incentive
                ----------------------------
Awards (and the number of shares of Common Stock available for issuance upon exercise or settlement of such Incentive Awards) granted under the Plan, and the number, class and exercise price of any outstanding Options, may be adjusted by the Board, in consultation with the Holding Board, in its sole discretion, if it shall deem such an adjustment to be necessary or appropriate to reflect any Common Stock dividend, stock split or share combination or any recapitalization, merger, consolidation, exchange of shares, liquidation, dissolution or Reorganization of Holding.



                         Section 6.  Terms of Options
                         ----------------------------



          6.1.  Grant of Options.  Options may be granted to Participants at
                ----------------
such time or times as shall be determined by the Board. Each Option granted to a Participant shall be evidenced by an Option Agreement that shall specify the exercise price at which a share of Common Stock may be purchased pursuant to such Option, the duration of such Option and such other terms and conditions consistent with the Plan as the Board shall determine, including customary representations, warranties and covenants with respect to securities law matters. Unless otherwise determined by the Board, such Option Agreement shall also state that the holder thereof is entitled to the benefits of and shall be bound by the obligations set forth in the Registration and Participation Agreement, dated as of April 30, 1998 and as the same may be amended from time to time, among Holding and certain stockholders of Holding, to the extent set forth therein.

          6.2.  Option Price.  The exercise price per share of Common Stock to
                ------------
be purchased upon exercise of an Option shall be determined by the Board but shall not be less than the Fair Market Value on the date the option is granted.

          6.3.  Exercise of Options.
                -------------------

          (a) Service Options.  Unless otherwise provided by the Board in the
              ---------------
     Option Agreement evidencing such Award, subject to the continuous employment of the Participant with a member of the CDRJ Group, Service Options granted to a Participant shall become vested in three equal annual installments on each of the first three anniversaries of the date of grant.

          (b)  Performance Options.  Unless otherwise provided by the Board in
               -------------------
     the Option Agreement evidencing such Award, subject to Section 9.1 and 10, no portion of any Performance Options shall become vested unless and until Holding shall have achieved the annual or cumulative EBITDA target specified in the Option Agreement evidencing such Performance Options and provided the Participant is in the continuous employment of a member of the CDRJ Group from the date of grant to the date such target is achieved. Notwithstanding the foregoing provisions of this paragraph (b), subject to the continuous employment of the Participant with a member of the CDRJ Group, Performance Options shall become vested in full, nine years following the date of grant, regardless of whether the applicable EBITDA target shall have been achieved.

          (c)  Conditions.  Notwithstanding any other provision herein, the
               ----------
     Board may accelerate the vesting or exercisability of any Option, all Options or any class of Options, at any time and from time to time. On or before the date upon which any Employee will exercise any exercisable Option, Holding and such Employee shall enter into a Subscription Agreement with respect to the Common Stock to be purchased upon exercise of such Option. Notwithstanding any other provision of the Plan, no Option shall be exercisable for more than 10 years after the date on which it is granted.

          6.4.  Payment.  The Board shall establish procedures governing the
                -------
exercise of Options, which procedures shall generally require that written notice of the exercise thereof be given and that the exercise price thereof be paid in full in cash or cash equivalents, including by personal check, at the time of exercise. The exercise price of any Options exercised at any time following a Public Offering may be paid in full or in part in the form of shares of Common Stock that have been owned by the Participant for at least six months, based on the Fair Market Value of such shares of Common Stock on the date of exercise, subject to such rules and procedures as may be adopted by the Board and, if the Board deems it necessary or appropriate, subject to shareholder approval of the Plan. Subject to Section 6.3, as soon as practicable after receipt of a written exercise notice and payment in full of the exercise price of any Options (including any taxes or additional amounts required to be paid by a Participant in connection with the exercise of an Option as specified in the Option Agreement), Holding shall deliver to the Participant a certificate or certificates representing the shares of Common Stock acquired upon the exercise thereof, bearing appropriate legends if applicable. Notwithstanding the foregoing, the Company, in consultation with the Holding Board, may, in lieu of delivering the shares to be acquired on exercise of an Option may return to the Participant the exercise price tendered for such shares and pay to the Participant an additional amount equal to the excess of (i) the Fair Market
                                                         -
Value, as of the relevant date of determination, of such shares over (ii) the
                                                                      --
exercise price therefor.



             Section 7.   Terms of Offers to Purchase Common Stock
             ----------------------------------------------------



          7.1.  Offers to Purchase Common Stock.  Offers to purchase Common
                -------------------------------
Stock from Holding may be made to Participants at such time or times as shall be determined by the Board, in consultation with the Holding Board. Each purchase of Common Stock by a Participant shall be made pursuant to a Subscription Agreement that shall include customary representations, warranties, covenants and other terms and conditions with respect to securities law matters and such other terms and conditions as the Holding Board shall determine. Unless otherwise determined by the Holding Board, such Subscription Agreement shall also state that in respect of any shares of Common Stock purchased by the Participant pursuant to such Subscription Agreement (i) prior to a Public
                                                     -
Offering, such shares shall be subject to certain rights of first refusal and repurchase rights of Holding and the CD&R Fund and (ii) such Participant shall
                                                    --
be
entitled to certain of the benefits set forth in the Registration and Participation Agreement and shall be bound by the obligations set forth in such Registration and Participation Agreement, in each case, to the extent set forth in the Subscription Agreement evidencing the purchase of such Common Stock.

          7.2.  Purchase Price.  The purchase price per share of Common Stock to
                --------------
be purchased under the Plan shall be determined by the Holding Board.



                     Section 8.  Termination of Employment
                     -------------------------------------



          8.1.  Extraordinary Termination.  Unless otherwise provided in the
                -------------------------
Option Agreement or otherwise determined by the Board, in the event that a Participant's employment with a member of the CDRJ Group terminates by reason of an Extraordinary Termination, any Options then held by such Participant that have become vested on or prior to the date of such termination shall, subject to
Section 8.4, remain exercisable solely until the first to occur of (x) the six
                                                                    -
month anniversary of the date of the Participant's termination of employment or
(y) the expiration of the term of any such Option.  Unless otherwise provided in
 -
the Option Agreement or otherwise determined by the Board, any Options held by the Participant that are not vested Options as of the date of the Participant's termination of employment shall terminate and be canceled immediately upon such termination, and any vested Options that are not exercised within the period described in the preceding sentence shall terminate and be canceled upon the expiration of such period.

          8.2.  Termination for Cause.  Unless otherwise provided in the Award
                ---------------------
Agreement or otherwise determined by the Board, in the event a Participant's employment with a member of the CDRJ Group is terminated by such member for Cause, any Options held by such Participant (whether or not then vested or exercisable) shall terminate and be canceled immediately upon such termination of employment and any Common Stock purchased by the Participant may be repurchased for a purchase price calculated in accordance with the terms of the Subscription Agreement.

          8.3.  Other Termination of Employment.  Unless otherwise determined by
                -------------------------------
the Board at the time of grant, the Board shall provide in the Option Agreement evidencing options granted hereunder that, in the event that a Participant's employment with a member of the CDRJ Group terminates for any reason other than
(i) an Extraordinary Termination or (ii) for Cause, any Options then held by
 -                                   --
such Participant that have become vested on or prior to the date of such termination shall, subject to Section 8.4, remain exercisable until the first to occur of (x) the 30th day after the expiration of the period, if any, specified
          -
in such Participant's Option Agreement during which Holding or the CD&R Fund has a right to purchase such Options from the Participant or (y) the expiration of
                                                          -
the term of such Option. Any Options held by the Participant that are not vested Options as of the date of the Participant's termination of employment shall terminate and be canceled immediately upon such termination, and any vested Options that are not exercised within the period described in the preceding sentence shall terminate and be canceled upon the expiration of such period.

          8.4.   Certain Rights upon Termination of Employment Prior to Public
                 -------------------------------------------------------------
Offering.  Unless otherwise determined by the Board at the time of grant, the
--------
Board shall provide in each Award Agreement evidencing Incentive Awards granted hereunder that, upon a termination of a Participant's employment with a member of the CDRJ Group prior to a Public Offering for any reason, (a) Holding and the
                                                              -
CD&R Fund and its Affiliates shall have successive rights to repurchase for cash any vested Options or shares of Common Stock then held by the Participant for a repurchase price equal to the Fair Market Value, reduced in the case of any Options by the exercise price per share of Common Stock for such Option and (b)
                                                                             -
upon an Extraordinary Termination, the Participant shall have the right to require Holding to repurchase shares of Common Stock then owned by him or her (provided the Participant has held such shares of Common Stock for at least six months), for a repurchase price equal to the Fair Market Value, and in each case upon such additional terms and conditions as are set forth in such Award Agreement.



                         Section 9.  Change in Control
                         -----------------------------



          9.1.   Accelerated Vesting and Payment.
                 -------------------------------

          (a)  Service Options and Vested Performance Options.  Unless the Board
               ----------------------------------------------
     otherwise determines in the manner set forth in Section 9.2, in the event of a Change in Control, each outstanding Service Option (regardless of whether such Option is at such time otherwise exercisable) and each outstanding Performance Option that has become vested prior to the Change in Control, without regard to this Section 9.1, shall be canceled in exchange for a payment in cash of an amount equal to the product of (i) the
                                                                          -
     excess, if any, of the Change in Control Price over the Option Price, multiplied by (ii) the number of shares of Common Stock covered by such
                    --
     Option.

          (b)  Performance Options.  Unless the Board otherwise determines in
               -------------------
     the manner set forth in Section 9.2 or at the time of grant, in the event of a Change of Control prior to the date as of which Performance Options have become vested in accordance with Section 6.3(b), a proportionate share (determined in accordance with the immediately succeeding sentence) of each outstanding Performance Option shall be canceled in exchange for a payment in cash of an amount equal to the product of (i) the excess, if any, of the
                                                   -
     Change in Control Price over the Option Price, multiplied by (ii) the
                                                                   --
     number of shares of Common Stock covered by the vested portion of the Performance Option. Unless the Board otherwise determines at the time of grant, in the event of a Change of Control, a proportionate share of any Performance Options that have not vested and become exercisable on or prior to the date of such Change of Control shall vest and become exercisable as of such date, such proportionate share to equal the product of (i) the
                                                                     -
     percentage obtained by dividing (x) the cumulative EBITDA achieved by
                                      -
     Holding as of the last day of the calendar quarter ending coincident with or immediately prior to the date of the Change of Control by (y) the EBITDA
                                                                   -
     target specified in the Option Agreement, multiplied by (ii) the total
                                                              --
     number of Shares subject to such Performance Options.

          (c)  Timing of Option Cancellation Payments.  The cash payment
               --------------------------------------
     described in paragraphs (a) and (b) above shall be payable in full, as soon as reasonably practicable, but in no event later than, 30 days following the Change in Control, unless provided otherwise by the Board in the Award Agreement evidencing such Options. Notwithstanding the foregoing provisions of this Section 9.1, payment of the amount calculated in accordance with this Section 9.1 shall, if so determined by the Board (as constituted immediately prior to the Change in Control), be made in shares of the common stock of the New Employer having an aggregate fair market value equal to such amount and shall be payable in full, as soon as reasonably practicable, but in no event later than 30 days, following the Change in Control. For purposes hereof, the fair market value of a share of common stock of the New Employer shall be determined by the Board (as constituted immediately prior to the consummation of the transaction constituting the Change in Control), in good faith, on the basis of the factors described in the definition of the term "Fair Market Value," as applied to the business, operations and financial results of the New Employer and its subsidiaries and applicable affiliates.

          9.2.   Alternative Options.  Notwithstanding Section 9.1, no
                 -------------------
cancellation, termination, acceleration of exercisability or vesting or settlement or other payment shall occur with respect to any Option, if the Board (as constituted immediately prior to the consummation of the transaction constituting the Change in Control) reasonably determines, in good faith, prior to the Change in Control that the Options shall be honored or assumed, or new rights substituted therefor (such honored, assumed or substituted Option being hereinafter referred to as an "Alternative Option") by the New Employer,
                               ------------------
provided that any Alternative Options must:
--------

          (a) provide the Participant with rights and entitlements substantially equivalent to or better than the rights and entitlements applicable under the terms of the Options immediately prior to the consummation of the transaction constituting the Change in Control, including, but not limited to, an identical or better exercise and vesting schedule and identical or better timing and methods of exercise or payment;

          (b) have substantially equivalent economic value to the Options (determined at the time of the Change in Control); and

          (c) have terms and conditions which provide that in the event that the Participant's employment is terminated by the New Employer for any reason other than for Cause or by the Participant for Good Reason within two years following a Change in Control (i) any conditions on the
                                              -
     Participant's rights under, or any restrictions on transfer or exercisability applicable to, each such Alternative Option shall be waived or shall lapse, as the case may be or (ii) the Participant shall have the
                                            --
     right to surrender such Alternative Option within 30 days following such termination in exchange for a payment in cash equal to the excess of the fair market value of the common stock subject to the Alternative Option over the price, if any, that the Participant would be required to pay to exercise such Alternative Option.

          9.3  Certain Take-Along Rights Prior to a Public Offering.  Unless
               ----------------------------------------------------
otherwise determined by the Board at time of grant, the Board shall provide in each Subscription Agreement evidencing Incentive Awards granted hereunder that, upon certain transactions constituting a Change in Control, the Participant will be required to sell shares of Common Stock then owned by him or her, for a cash payment per share of Common Stock equal to the Change in Control Price, and upon such additional terms and conditions as are set forth in such Subscription Agreement.



                   Section 10.  Amendment, Modification, and
                   -----------------------------------------
                            Termination of the Plan
                            -----------------------



          The Board at any time may terminate or suspend the Plan, and from time to time may amend or modify the Plan. No amendment, modification, termination or suspension of the Plan shall in any manner adversely affect any Incentive Award theretofore granted under the Plan, without the consent of the Participant holding such Incentive Award. Shareholder approval of any such amendment, modification, termination or suspension shall be obtained to the extent mandated by applicable law, or if otherwise deemed appropriate by the Board.



                     Section 11.  Miscellaneous Provisions
                     -------------------------------------



          11.1. Nontransferability of Awards.  No Options granted under the Plan
                ----------------------------
may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution or as expressly provided in an Award Agreement. All rights with respect to any Option granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant. Restrictions, if any, on the transfer of Common Stock purchased pursuant to Section 7.1 of the Plan or upon exercise of any Options shall be set forth in the applicable Award Agreement evidencing such Incentive Award, including without limitations, restrictions described in
Section 8.4 herein.

          11.2.  Beneficiary Designation.  Each Participant under the Plan may
                 -----------------------
from time to time name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid or by whom any right under the Plan is to be exercised in case of his or her death. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Board and will be effective only when filed by the Participant in writing with the Board during his or her lifetime. In the absence of any such designation, benefits remaining unpaid or Options or Deferred Stock Units outstanding at the Participant's death shall be paid to or exercised by the Participant's surviving spouse, if any, or otherwise to or by the Participant's estate.

          11.3.  No Guarantee of Employment or Participation.  Nothing in the
                 -------------------------------------------
Plan shall interfere with or limit in any way the right of any member of the CDRJ Group to terminate any Participant's employment at any time and for any reason, nor confer upon any Participant any right to continue in the employ of any member of the CDRJ Group.

No Employee shall have a right to be selected as a Participant, or, having been so selected, to receive any Incentive Awards under the Plan.

          11.4.  Tax Withholding.  A member of the CDRJ Group shall have the
                 ---------------
power to withhold, or require a Participant to remit to such member promptly upon notification of the amount due, an amount determined by such member to be sufficient to satisfy all Federal, state, local and foreign withholding tax requirements in respect of any Incentive Award and the Company may (or may cause another member of the CDRJ Group to) defer payment of cash or issuance or delivery of Common Stock until such requirements are satisfied. The Board may permit or require a Participant to satisfy the Participant's tax withholding obligation hereunder in such other manner, subject to such conditions, as the Board shall determine.

          11.5.  Indemnification.  Each person who is or shall have been a
                 ---------------
member of the Compensation Committee or the Board or the Holding Board shall be indemnified and held harmless by the Company to the fullest extent permitted by law against and from any loss, cost, liability or expense (including any related attorney's fees and advances thereof) in connection with, based upon or arising or resulting from any claim, action, suit or proceeding to which such person may be made a party or in which such person may be involved by reason of any action taken or failure to act under or in connection with the Plan or any Award Agreement and from and against any and all amounts paid by such person in settlement thereof, with the Company's approval, or paid by such person in satisfaction of any judgment in any such action, suit or proceeding against such person, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive and shall be independent of any other rights of indemnification to which such persons may be entitled under the Company's Certification of Incorporation or By-laws, by Holding's Deed of Association or other organizational documents, by contract, as a matter of law or otherwise.

          11.6.  No Limitation on Compensation.  Nothing in the Plan shall be
                 -----------------------------
construed to limit the right of the Company to establish other plans or to pay compensation to its employees in cash or property, in a manner which is not expressly authorized under the Plan.

          11.7.  Requirements of Law.  The granting of Incentive Awards and the
                 -------------------
issuance of shares of Common Stock shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national or foreign securities exchanges as may be appropriate or required, as determined by the Board. Notwithstanding any other provision of the Plan or any Award Agreement, no Incentive Awards shall be granted under the Plan, and no shares of Common Stock shall be issued upon exercise of, or otherwise in connection with, any Incentive Award granted under the Plan, if such grant or issuance would result in a violation of applicable law, including the federal securities laws and any applicable state or foreign securities laws.

          11.8.  GOVERNING LAW.  THE PLAN, AND ALL AGREEMENTS HEREUNDER, SHALL
                 -------------
BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO PRINCIPLES OF CONFLICT OF LAWS WHICH WOULD REQUIRE APPLICATION OF

THE LAW OF ANOTHER JURISDICTION, EXCEPT TO THE EXTENT THAT THE CORPORATE LAW OF THE STATE OF DELAWARE SPECIFICALLY AND MANDATORILY APPLIES.

          11.9.   No Impact On Benefits.  Incentive Awards granted under the
                  ---------------------
Plan are not compensation for purposes of calculating an Employee's rights under any employee benefit plan, except to the extent provided in any such plan.

          11.10.  Freedom of Action.  Subject to Section 10, nothing in the Plan
                  -----------------
or any Award Agreement shall be construed as limiting or preventing the Company or Holding or any Subsidiary thereof from taking any action with respect to the operation or conduct of its business that it deems appropriate or in its best interest.

          11.11.  Term of Plan.  The Plan shall be effective as of the Effective
                  ------------
Date. The Plan shall expire on the tenth anniversary of the Effective Date (except as to Incentive Awards outstanding on that date), unless sooner terminated pursuant to Section 10.

          11.12.  No Right to Particular Assets.  Nothing contained in this Plan
                  -----------------------------
and no action taken pursuant to this Plan shall create or be construed to create a trust of any kind or any fiduciary relationship between any member of the CDRJ Group, on the one hand, and any Participant or executor, administrator or other personal representative or designated beneficiary of such Participant, on the other hand, or any other persons. Any reserves that may be established by a member of the CDRJ Group in connection with this Plan shall continue to be held as part of the general funds of Holding or such Subsidiary, and no individual or entity other than such member of the CDRJ Group shall have any interest in such funds until paid to a Participant. To the extent that any Participant or his executor, administrator or other personal representative, as the case may be, acquires a right to receive any payment from Holding or any Subsidiary pursuant to this Plan, such right shall be no greater than the right of an unsecured general creditor of such member of the CDRJ Group.

          11.13.  Notices.  Each Participant shall be responsible for furnishing
                  -------
the Board with the current and proper address for the mailing of notices and delivery of agreements and shares of Common Stock. Any notices required or permitted to be given shall be deemed given if directed to the person to whom addressed at such address and mailed by regular United States mail, first-class and prepaid. If any item mailed to such address is returned as undeliverable to the addressee, mailing will be suspended until the Participant furnishes the proper address.

          11.14.  Severability of Provisions.  If any provision of this Plan
                  --------------------------
shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and this Plan shall be construed and enforced as if such provision had not been included.

          11.15.  Incapacity.  Any benefit payable to or for the benefit of a
                  ----------
minor, an incompetent person or other person incapable of receiving such benefit shall be deemed paid when paid to such person's guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge the Committee, the Company and other parties with respect thereto.

          11.16.  No Rights as Stockholder.  No Participant shall have any
                  ------------------------
voting or other rights as a stockholder of Holding with respect to any Common Stock covered by any Incentive Award until the issuance of a certificate or certificates to the Participant for such Common Stock. No adjustment shall be made for dividends or other rights for which the record date is prior to the issuance of such certificate or certificates.

          11.17.  Headings and Captions.  The headings and captions herein are
                  ---------------------
provided for reference and convenience only, shall not be considered part of this Plan and shall not be employed in the construction of this Plan.